Exhibit 107

Calculation of Filing Fee Tables

Form S-3
(Form Type)

1847 HOLDINGS LLC
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees Previously Paid	Equity	Common Shares issuable upon exercise of warrants	457(c)	87,063	$1.96	$170,643.48	0.00011020	$18.80
Fees Previously Paid	Equity	Common Shares issuable upon conversion of Series B Senior Convertible Preferred Shares	457(c)	929,798	$1.96	$1,822,404.08	0.00011020	$200.83
Fees Previously Paid	Equity	Common Shares that may be issued upon adjustments to the conversion price of Series B Senior Convertible Preferred Shares and/or as payment of dividends on Series B Senior Convertible Preferred Shares	457(c)	2,709,256	$1.96	$5,310,141.76	0.00011020	$585.18
	Total Offering Amounts					$7,303,189.32		$804.81
	Total Fees Previously Paid							$804.81
	Total Fee Offsets							$0.00
	Net Fee Due							$0.00

Table 3: Combined Prospectuses

Security Type	Security Class Title	Amount of Securities Previously Registered		Maximum Aggregate Offering Price of Securities Previously Registered(3)	Form Type	File Number	Initial Effective Date
Equity	Common Shares	150,000		$600,000.00	S-1	333-236041	02/12/2020
Equity	Common Shares	194,375		$1,807,687.50	S-1	333-249752	11/12/2020
Equity	Common Shares issuable upon exercise of warrants	1,431,106		$6,120,046.35	S-1	333-249752	11/12/2020
Equity	Common Shares that may be issued as payment of dividends on Series A Senior Convertible Preferred Shares	90,600		$842,580.00	S-1	333-249752	11/12/2020
Equity	Common Shares	37,226		$268,771.72	S-1	333-259115	09/13/2021
Equity	Common Shares issuable upon exercise of warrants	1,082,266		$3,281,818.51	S-1	333-259115	09/13/2021
Equity	Common Shares issuable upon conversion of Series A Senior Convertible Preferred Shares	455,414		$3,288,089.08	S-1	333-259115	09/13/2021
Equity	Common Shares that may be issued as payment of dividends on Series A Senior Convertible Preferred Shares	644,688		$4,654,645.56	S-1	333-259115	09/13/2021
Equity	Common Shares underlying Representative’s Warrants		(4)	$539,062.50	S-1	333-259011	08/02/2022

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, the registrant is also registering hereunder an indeterminate number of common shares that may be issued and resold resulting from share splits, share dividends or similar transactions.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based upon the average of the high and low prices of the registrant’s common shares reported on NYSE American on January 30, 2022.

(3)	No registration fee is payable in connection with the offer and sale of these shares by the selling shareholders pursuant to this registration statement because such transactions were previously registered under the Form S-1 (File No. 333-236041) originally filed with the Securities and Exchange Commission (the “SEC”) on January 23, 2020 and initially declared effective on February 12, 2020, the Form S-1 (File No. 333-249752) originally filed with the SEC on October 10, 2020 and initially declared effective on November 12, 2020, the Form S-1 (File No. 333-259115) filed with the SEC on August 27, 2021 and initially declared effective on September 13, 2021 and the Form S-1 (File No. 333-259011) filed with the SEC on August 23, 2021 and initially declared effective on August 2, 2022 (as amended and/or supplemented, the “Prior Registration Statements”) and such shares are being transferred from the Prior Registration Statements pursuant to Rule 429 under the Securities Act of 1933, as amended. See “Explanatory Note and Statement Pursuant to Rule 429” in this registration statement.

(4)	The registration fee for these securities was calculated based on the maximum aggregate offering price pursuant to Rule 457(o) under the Securities Act of 1933, as amended.